As filed with the Securities and Exchange Commission on September 7, 2022

File No. 001-41486

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Xperi Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-4470363
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2190 Gold Street, San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 519-9100

With copies to:

Mike Ringler, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California 94301-1908

(650) 470-4500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Xperi Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically- identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Property.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Board of Directors and Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Executive Compensation.” That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Board of Directors and Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

None.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Separation and Distribution,” “Dividend Policy,” “Capitalization” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Sale of Unregistered Securities” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Separation and Distribution,” “Dividend Policy,” “Capitalization” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained in the financial statements that are filed as Exhibits 99.2, 99.3 and 99.4 hereto and which are incorporated herein by reference. Additional information is contained under the section of the information statement entitled “The Separation and Distribution—Financial Statement Presentation.”

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained in the financial statements that are filed as Exhibits 99.2, 99.3 and 99.4 hereto and which are incorporated herein by reference. Additional information is contained under the section of the information statement entitled “The Separation and Distribution—Financial Statement Presentation.”

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Description

2.1**	Form of Separation and Distribution Agreement by and between Xperi Holding Corporation and Xperi Inc.

3.1**	Form of Amended and Restated Certificate of Incorporation of Xperi Inc.

3.2**	Form of Amended and Restated Bylaws of Xperi Inc.

10.1**	Form of Tax Matters Agreement by and between Xperi Holding Corporation and Xperi Inc.

10.2**	Form of Employee Matters Agreement by and between Xperi Holding Corporation and Xperi Inc.

10.3**	Form of Cross Business License Agreement by and between Xperi Holding Corporation and Xperi Inc.#

10.4**	Form of Director and Officer Indemnification Agreement

10.5**	Form of Transition Services Agreement by and between Xperi Holding Corporation and Xperi Inc.#

10.6**	Form of Data Sharing Agreement by and between Adeia Inc. and Xperi Inc.#

10.7**	Form of Senior Unsecured Promissory Note

10.8**	Form of Severance Agreement of Xperi Inc.

10.9**	Form of Change in Control Severance Agreement of Xperi Inc.

10.10**	Employment and Severance Agreement, dated as of April 28, 2017, by and between Xperi Corporation and Jon Kirchner

10.11**	Amendment to Employment and Severance Agreement, dated as of September 29, 2020, by and between Xperi Holding Corporation and Jon Kirchner.

10.12**	Form of Restricted Stock Unit Award Agreement of Xperi Inc.

10.13**	Form of Stock Option Agreement of Xperi Inc.

10.14**	Form of Performance-Based Restricted Stock Unit Award Agreement of Xperi Inc.

10.15**	Xperi Inc. 2022 Equity Incentive Plan

10.16**	Xperi Inc. 2022 Employee Stock Purchase Plan

21.1**	List of Subsidiaries of Xperi Inc.

99.1	Information Statement of Xperi Inc., preliminary and subject to completion, dated September 7, 2022

99.2**	Xperi Product Combined Financial Statements for the years ended December 31, 2021, 2020 and 2019 and for the three and six months ended June 30, 2022 and 2021

99.3**	TiVo Product Combined Financial Statements for the year ended December 31, 2019

99.4**	TiVo Product Unaudited Condensed Financial Statements for the three months ended March 31, 2020 and 2019

99.5**	Form of Notice of Internet Availability of Information Statement Materials

**	Previously filed.
#

Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Xperi Inc.

By:	/s/ Robert Andersen
Name: Robert Andersen
Title: Chief Financial Officer
Date: September 7, 2022